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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 11, 1995, incorporated by reference in Barnett Banks, Inc. Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN & CO LLP


Jacksonville, Florida
November 15, 1995